Exhibit 99.1

View, Inc. Reports Full Year 2021 Financial Results

Full Year 2021 Highlights

•	Record revenue of $74 million, up 125% year-over-year, and exceeding previous guidance range of $65 million to $70 million.

•	GAAP cost of revenue of $195 million, up 61% year-over-year, which against revenue growth of 125% reflects our ability to leverage fixed costs over higher volumes.

•

View launched its Smart Building Platform, delivering a full performance solution that includes a converged secure network infrastructure, Smart Glass panel, Smart Building Technologies, and end-to-end design and deployment services.

•

View acquired IoTium, an edge-cloud security platform for smart buildings, in July 2021, and WorxWell, a user and building data analytics SaaS platform, in December 2021, both of which are complementary to View Smart Building Technologies offerings.

2022 Guidance

•

View expects full year 2022 revenue to be in the range of $100 million to $110 million, reflecting continued momentum in volume growth, strong ASPs, and increased contribution from the View Smart Building Platform and Smart Building Technologies products.

Financial Restatement Summary Notes

•	Restated warranty-related accruals are within ranges previously disclosed on November 9th, 2021.

•	View has not identified any additional material misstatements.

•	Nasdaq has granted View until June 30, 2022, to file its delinquent 10-K and 10-Q filings, which View expects to file with the SEC on or prior to that date.

Milpitas, CA, May 31, 2022: View, Inc. (Nasdaq: VIEW, “View” or the “Company”), a leading smart buildings platform and technologies company, today announced financial results for the full year 2021.

“2021 was a pivotal year for View, with challenges and many accomplishments as we continue to drive real estate industry transformation, improve human health, and address climate change. At the beginning of the year, we said that we would more than double revenues and we did just that, finishing the year with revenues of $74 million and 125% growth from the prior year,” said Dr. Rao Mulpuri, CEO of View.

“The restatement of our financials is a challenging process with many lessons learned, and we are building the foundations needed to emerge stronger as a company. I am proud of our team’s demonstration of the ‘View Spirit’ by staying focused and committed to supporting our customers and driving business growth.”

“The real estate industry is going through a once-in-a-lifetime change driven by sustainability, user experience, human health, and digital transformation. View is committed to this journey, and we intend to play a leadership role in driving this transformation,” Dr. Mulpuri said.

Completion of Audit Committee Investigation and Financial Restatement Process Update

As previously reported, the investigation of the Company’s Audit Committee into its previously reported warranty accrual is now complete and View is reporting financial results for the full year 2021 and restated financial results for prior years.

Outside of the previously reported misstatements in warranty-related accruals, no material misstatements have been identified by the Company.

The table below shows the results of changes to previously reported warranty-related accruals, which cover the Company’s expected obligations over the course of the ten-year product warranty period. These results are within the ranges for warranty-related accruals previously disclosed on November 9th, 2021.

Warranty-related Accruals

(unaudited)

As of December 31,
	2021	2020	2019
Warranty-related accrual as previously reported		$23 million	$25 million
November 2021 guidance range		$38 to 55 million	$46 to 70 million
Restated warranty-related accrual	$42 million	$48 million	$53 million

Full Year 2021 Results

Total revenue of $74 million represents a 125% year-over-year increase from 2020 driven by increased customer demand, and introduction of the View Smart Building Platform and View Smart Building Technologies. The Company believes 2021 represents an inflection point in the business and broader market adoption of smart windows. There are four contributing factors to this growth inflection: growing market awareness, repeat purchases from customers with large real estate portfolios, strong ASPs, and the Company’s ability to increase value delivered per building square foot through its Smart Building Platform and Smart Building Technologies products.

Total cost of revenues of $195 million represents a 61% increase from 2020 reflecting the benefit of leveraging fixed costs in the Company’s manufacturing operations over higher volumes. The increase in cost of revenues was primarily driven by higher volumes, increased overhead costs as the Company scaled its factory from two shifts at the beginning of 2021 to four shifts by the end of the year, costs associated with the delivery of its Smart Building Platform and $21 million of estimated contract losses for work that has not been completed. As the Company ramps manufacturing volumes, it expects to absorb the fixed costs over greater volumes and expects contract losses will decrease over time as the Company achieves profitability milestones.

View incurred $93 million in Research and Development expenses in 2021, an increase of $25 million or 36% from 2020. The Company continues to invest in next generation Smart Building Technologies to accelerate the digital transformation of buildings and successfully rolled out several new product lines, including View Immersive Experiences, View Sense, View Security Suite, and View Building Analytics. The increase in Research and Development expenses from 2020 relates to a one-time depreciation charge of $14 million. Research and Development expenses include $9 million of non-cash, stock-based compensation.

The Company incurred $131 million in Selling, General and Administrative (“SG&A”) expenses, an increase of $57 million, or 77%, from 2020. SG&A expenses include $60 million of non-cash, stock-based compensation as part of View’s business combination completed in March 2021, a $38 million increase from 2020. The increase was also related to additional expenses in consulting, legal, accounting and insurance expenses during 2021 to assist in the financial restatement and related work. In addition, the Company grew its presence in key geographies to support its customers and growing business.

Launch of the View Smart Building Platform

In 2021, View launched its Smart Building Platform, which is a full performance solution that includes a converged secure network infrastructure, Smart Glass panel, Smart Building Technologies and end-to-end deployment services. View began offering its Smart Building Platform for the following strategic reasons:

•

View optimizes the design, aesthetics, energy performance and cost of the entire smart envelope (or digital skin) of the building, rather than just one component (smart glass), thus benefiting both customers and View.

•

View is able to accelerate the integration of new technologies into the fabric of the building. Today, this includes environmental quality sensors and immersive, transparent, high-definition displays into the smart window. Importantly, View’s smart envelope design enables future hardware and software upgrades into the building infrastructure.

•

View believes delivering a digital, connected envelope and smart building platform will enable future business opportunities and pricing models as buildings, both existing and new, incorporate additional technology and connected products.

•

View elevates the window selection and purchase decision to a customer and decision maker that has a more global view of the project, and is in a much better position to make an informed decision regarding the benefits provided by the View Smart Building Platform.

The successful launch of the View Smart Building Platform yielded $29 million of revenue in 2021. By offering a fully integrated solution, View believes it will increase industry adoption of smart windows and accelerate technology infusion into buildings as the industry moves to smarter, more connected, more sustainable and healthier buildings that are designed to better serve users and occupants.

Revenue by Product Offering

(unaudited)

(in thousands)

	Full Year Ended December 31,
	2021	2020	2019
Smart Building Platform	$28,686	$—	$—
Smart Glass	$41,740	$32,926	$23,955
Smart Building Technologies	$3,581	$—	$—

Total	$74,007	$32,926	$23,955

Liquidity

As previously disclosed, the Company will be disclosing in its upcoming SEC filings substantial doubt about the Company’s ability to continue as a going concern, as the Company does not currently have adequate financial resources to fund its forecasted operating costs and meet its obligations for at least twelve months from the expected issuance date of its 2021 Annual Report on Form 10-K. The Company plans to address this by raising additional capital and driving reduction in cash burn through business growth and leveraging fixed costs over higher revenues. While the Company has not pursued raising additional capital during the restatement period, we intend to raise additional capital after the conclusion of the restatement.

Full Year 2022 Outlook

Following strong growth in 2021, the Company expects to see continued momentum in 2022. For the full year 2022, the Company expects revenues to be in the range of $100 million to $110 million, driven by volume growth, strong ASPs, and increased contribution from its Smart Building Platform and Smart Building Technologies products.

Recent Business Highlights and Key Customer Wins

On December 14, 2021, View announced (link) its smart windows were installed at Bozeman Yellowstone International Airport (BZN). Bozeman Airport joins the growing list of airports across the country with View Smart Windows, including BOS, DFW, SFO, LGA, CLT, ORD, PHX, SEA and MEM, among others.

On November 18, 2021, View announced (link) its smart windows were selected for The Block, a 17-story office tower and Mission Group project in downtown Kelowna, British Columbia, one of Canada’s fastest growing cities and technology hubs.

On November 11, 2021, View announced (link) the installation of its smart windows at Avocet Tower, a 370,000 square-foot, 22-story office building with wellness-focused amenities designed by the award-winning architecture firm Pickard Chilton.

On November 2, 2021, View announced (link) Sacred Heart University selected View Smart Windows for its brand-new Martire Family Hockey Arena in Fairfield, CT.

On October 28, 2021, View announced (link) the installation of its smart windows at Parque Kirkland, a new mixed-use apartment residence in Kirkland, WA. The development represents the second project for Henbart LLC and View, following the installation of View Smart Windows at Henbart’s Lake Union office building.

On October 12, 2021, View announced (link) Fremont Bank selected View Smart Windows for the new headquarters in the Bay Area. The new headquarters feature sustainability and wellness, and View Smart Windows were selected to improve building energy efficiency while enhancing productivity and wellbeing for Fremont Bank associates.

On October 7, 2021, View announced (link) Nickel Developments selected View Smart Windows for Carlisle Square, a large-scale residential development in Ontario, Canada. The multifamily development is a 200,000 square-foot, 18-story tower boasting 228 residential units and mixed-use ground space.

On October 5, 2021, View announced (link) installation of its smart windows at Memphis International Airport (MEM) as part of the Concourse B modernization program to elevate the passenger experience and improve building energy efficiency.

On September 22, 2021, View announced (link) installation of its smart windows at NTT Research’s new U.S. headquarters, the NTT OneVision Center, in Sunnyvale, CA. The property, developed and owned by Hines, will be leveraged to expand NTT’s presence in the United States.

On September 16, 2021, View announced (link) its smart windows will be installed at Callan Ridge campus, a new life science project under development by Healthpeak Properties in Torrey Pines submarket of San Diego, CA. Callan Ridge will be a Class-A, two building campus totaling 185,000 square feet and is 100% pre-leased to Turning Point Therapeutics.

On August 10, 2021, View announced (link) Atria Development Corp. selected View Smart Windows to be installed at 80 Bond Street in Oshawa, Ontario, a new 304,394 square-foot luxury multi-family project. The property in the Greater Toronto Area will be the first large-scale installation of View Smart Windows in a multi-family building in Canada.

On August 4, 2021, View announced (link) its smart windows were selected to be installed at The Current, River North, a 235,000 square-foot, Class-A office building in Denver, CO. The development, a joint venture between Schnitzer West, LLC and Craft Companies, represents the second View project for Schnitzer West.

On June 18, 2021, View announced (link) its smart windows were selected to be installed at 111 Wall Street, a 25-story, 1.2 million square-foot waterfront office tower in Manhattan’s Financial District. 111 Wall Street is the first property to receive funding through New York City’s recently launched C-PACE program, a financing structure that supports energy efficiency improvements.

On May 26, 2021, View announced (link) the completion of 825 Third Avenue, a newly-renovated, 530,000 square-foot, 40-story office tower in New York City. 825 Third Avenue is the first office building in New York City to feature smart windows that also incorporate View Immersive Experience.

On April 30, 2021, View announced (link) Walmart reached an agreement with View for the expected purchase of $26 million of smart glass for use in its Home Office campus in Bentonville, AR. Home Office is Walmart’s new corporate office campus, with 12 office buildings across 350 acres.

On March 16, 2021, View announced (link) its smart windows were selected to be installed in the expansion of Terminal 5 at Chicago’s O’Hare International Airport (ORD). The expansion is part of O’Hare 21, an $8.5 billion project to modernize the airport, with Delta, Southwest and select international carriers having gates in Terminal 5, along with a new Delta Sky Club lounge.

On March 1, 2021, View announced (link) the completion of 730 Third Avenue, a 665,000 square-foot, 27-story office tower recently transformed through a $120 million renovation by Nuveen Real Estate and its development advisor, Taconic Partners. TIAA, the parent company of Nuveen, owns 730 Third Avenue, and both firms will continue to be headquartered at that location.

On February 25, 2021, View announced (link) its smart windows were selected to be installed at 3.0 University Place, the 250,000 square-foot commercial lab and office building in the heart of Philadelphia’s innovation corridor.

On February 18, 2021, View announced (link) that View Smart Windows are being installed at St. John’s Terminal, the 12-story, 1.3 million square-foot, cutting-edge commercial office under development by Oxford Properties Group. This landmark Manhattan building will be the center of Google’s Hudson Square campus.

On February 2, 2021, View announced (link) that its smart windows were selected to be installed into multiple buildings across Lake Nona, the 17 square-mile visionary community developed by Tavistock Development Company. View Smart Windows have already been installed in five buildings in Lake Nona across office, retail and hospitality projects, and are expected to be installed in more than 30 additional buildings.

On January 13, 2021, View announced (link) that its smart windows were selected to be installed in Dallas Fort Worth International Airport’s (DFW) new expansion of Terminal D South, a project that adds four gates to the terminal and showcases DFW’s “Gate of the Future.” The expansion will be the first airport to deploy View’s latest smart building digital network, AI and machine learning-powered environmental sensor modules and transparent ultra-high-definition displays.

Conference Call and Webcast Details

View will host a conference call to discuss its results at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on May 31, 2022. The live webcast of the call can be accessed at the View Investor Relations website at https://investors.view.com, along with the Company’s earnings press release.

The U.S. dial-in for the call is 1-877-524-8416 (1-412-902-1028 for non-U.S. callers). Callers should ask to join the View, Inc. call. A replay of the conference call will be available for 1 week after the call, while an archived version of the webcast will be available on the View Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-660-6853 (1-201-612-7415 for non-U.S. callers). The replay access code is 13730246.

Forward-Looking Statements

This press release and certain materials View files with the U.S. Securities and Exchange Commission (the “SEC”), as well as information included in oral statements or other written statements made or to be made by View, other than statements of historical fact, contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are based on current expectations, estimates, assumptions, projections, and management’s beliefs, that are subject to change. There can be no assurance that these forward-looking statements will be achieved; these statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, many of which are beyond View’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. View’s business is subject to a number of risks, which are described more fully in View’s definitive proxy statement filed with the SEC on February 16, 2021, as supplemented on February 23, 2021, which is incorporated by reference into its Current Report on Form 8-K filed on March 12, 2021. Such risks include, but are not limited to, (i) View’s ability to raise additional capital on acceptable terms or at all, (ii) View’s ability to timely regain compliance with The Nasdaq Stock Market LLC’s (“Nasdaq”) continued listing standards and maintain the listing of its securities on Nasdaq, (iii) View’s ability to execute on its business plans, including expected revenue growth, and (iv) the risk that View’s audited financial results may differ from the unaudited financial results presented in this communication. View undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Financial Information; Non-GAAP Financial Measures

The financial information and data contained in this press release is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, the Annual Report on Form 10-K to be filed by View. This press release contains certain financial information and data that was not prepared in accordance with United States generally accepted accounting principles (“GAAP”), including non-GAAP cost of revenues, non-GAAP research and development expense, non-GAAP selling, general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, and non-GAAP adjusted EBITDA. These non-GAAP measures, and other measures that are calculated using such non-GAAP measures, are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any performance measures derived in accordance with GAAP.

The Company presents these non-GAAP amounts because management believes they provide useful information to management and investors regarding certain financial and business trends relating to View’s financial condition and results of operations, and they assist management and investors in comparing the Company’s performance across reporting periods on a consistent basis. View’s management uses these non-GAAP measures for trend analyses, for purposes of determining management incentive compensation and for budgeting and planning purposes. View believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends in and in comparing View’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. View’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP.

However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore View’s non-GAAP measures may not be directly comparable to similarly-titled measures of other companies.

Reconciliations from GAAP to non-GAAP results is included in the financial statements contained in this release.

About View

View is the leader in smart building technologies that transform buildings to improve human health and experience, reduce energy consumption and carbon emissions, and generate additional revenue for building owners. View Smart Windows use artificial intelligence to automatically adjust in response to the sun, eliminating the need for blinds and increasing access to natural light. Every View installation includes a cloud-connected smart building platform that can easily be extended to reimagine the occupant experience. View is installed into more than 40 million square feet of buildings including offices, hospitals, airports, educational facilities, hotels, and multi-family residences. For more information, please visit: www.view.com.

For further information:

Investors:

Samuel Meehan

View, Inc.

IR@View.com

408-493-1358

VIEW, INC.

Condensed Consolidated Statements of Comprehensive Loss

(unaudited)

(in thousands, except share and per share data)

	Full Year Results
	2021	2020
		(as restated)
Revenue	$74,007	$32,926
Costs and expenses:
Cost of revenue	194,714	120,634
Research and development	93,477	68,822
Selling, general, and administrative	131,214	73,958

Total costs and expenses	419,405	263,414

Loss from operations	(345,398)	(230,488)
Interest and other income (expense), net
Interest income	65	499
Interest expense	(5,954)	(26,820)
Other expense, net	(6,355)	(32)
Gain on fair value change, net	24,290	7,155
Loss on extinguishment of debt	(10,018)	—

Interest and other income (expense), net	2,028	(19,198)

Loss before benefit (provision) of income taxes	(343,370)	(249,686)
Benefit (provision) for income taxes	392	(40)

Net and comprehensive loss	$(342,978)	$(249,726)

Net loss per share, basic and diluted	$(1.97)	$(148.81)

Weighted-average shares used in calculation of net loss per share, basic and diluted	173,692,582	1,678,098

VIEW, INC.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	December 31, 2021	December 31, 2020
		(as restated)
Assets
Current assets
Cash and cash equivalents	$281,081	$63,232
Accounts receivable, net of allowances	30,605	12,252
Inventories	10,267	6,483
Prepaid expenses and other current assets	21,579	6,213

Total current assets	343,532	88,180
Property and equipment, net	268,401	282,560
Restricted cash	16,462	10,461
Right-of-use assets	21,178	—
Deposits with suppliers	7,566	1,084
Other assets	21,927	7,862

Total assets	$679,066	$390,147

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$24,186	$14,562
Accrued expenses and other current liabilities	57,986	42,150
Accrued compensation	9,508	10,827
Deferred revenue	11,460	2,649
Debt, current	1,470	247,248

Total current liabilities	104,610	317,436
Debt, non-current	13,960	15,430
Redeemable convertible preferred stock warrant liability	—	12,323
Sponsor earn-out liability	7,624	—
Lease liabilities	22,997	—
Other liabilities	50,537	56,844

Total liabilities	199,728	402,033
Redeemable convertible preferred stock	—	1,812,678
Stockholders’ equity (deficit):
Common stock	22	—
Additional paid-in capital	2,736,647	89,789
Accumulated deficit	(2,257,331)	(1,914,353)

Total stockholders’ equity (deficit)	479,338	(1,824,564)

Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$679,066	$390,147

VIEW, INC.

Condensed Consolidated Statements of Cash Flow

(unaudited)

(in thousands)

	Full Year Results
	2021	2020
		(as restated)
Cash flows from operating activities:
Net loss	$(342,978)	$(249,726)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	41,757	24,958
Gain on fair value change, net	(24,290)	(7,155)
Accrued interest expense and amortization of debt discount	1,507	2,379
Loss on extinguishment of debt	10,018	—
Stock-based compensation	73,620	28,932
Other	464	—
Changes in operating assets and liabilities
Accounts receivable	(18,218)	(105)
Inventories	(3,784)	566
Prepaid expenses and other current assets	(17,191)	23,073
Other assets	(2,673)	(1,361)
Accounts payable	5,339	3,005
Deferred revenue	6,222	544
Accrued compensation	(1,319)	3,435
Accrued expenses and other liabilities	10,213	5,765

Net cash used in operating activities	(261,313)	(165,690)

Cash flows from investing activities:
Purchases of property and equipment	(26,099)	(37,638)
Maturities of short-term investments	—	32,866
Acquisitions, net of cash acquired	(4,938)	—

Net cash used in investing activities	(31,037)	(4,772)

Cash flows from financing activities:
Proceeds from draws related to revolving debt facility, net of issuance costs	—	250,000
Repayment of revolving debt facility	(257,454)	(150,000)
Repayment of other debt obligations	—	(1,714)
Payments of obligations under capital leases	(1,278)	(1,515)
Proceeds from issuance of common stock upon exercise of stock options and warrants	403	455
Proceeds from reverse recapitalization and PIPE financing	815,184	—
Payment of transaction costs	(41,655)	(745)

Net cash provided by financing activities	515,200	96,481
Net (decrease) increase in cash, cash equivalents and restricted cash	222,850	(73,981)
Cash, cash equivalents, and restricted cash, beginning of period	74,693	148,674

Cash, cash equivalents, and restricted cash, end of period	$297,543	$74,693

Supplemental disclosure of cash flow information:
Cash paid for interest	$19,380	$12,703
Cash paid for income taxes	28	40
Non-cash investing and financing activities:
Conversion of redeemable convertible preferred stock to common stock	$1,812,678	$—
Conversion of redeemable convertible preferred stock warrants to common stock warrants	$7,267	$—
Common stock issued in exchange for services associated with the reverse recapitalization	$7,500	$—
Holdback related to acquisition	$1,061	$—
Change in accounts payable and other liabilities related to purchase of property and equipment	$6,254	$(10,494)
Change in right-of-use assets exchanged for lease obligations	$1,094	$—
Deferred transaction costs included in accounts payable and accrued expenses and other current liabilities	$—	$3,687

VIEW, INC. Selected Financials and Reconciliation of GAAP Measures to Non-GAAP Measures (unaudited) (in thousands)
	Full Year Results
	2021	2020
		(as restated)
Revenue
Revenue	$74,007	$32,926

Cost of Revenue
GAAP Cost of Revenue	$194,714	$120,634
Stock-Based Compensation	(4,930)	(2,240)

Non-GAAP Cost of Revenue	$189,784	$118,394

R&D Expense
GAAP R&D Expense	$93,477	$68,822
Stock-Based Compensation	(8,725)	(4,438)

Non-GAAP R&D Expense	$84,752	$64,384

SG&A Expense
GAAP SG&A Expense	$131,214	$73,958
Stock-Based Compensation	(59,965)	(22,254)

Non-GAAP SG&A Expense	$71,249	$51,704

Net Loss
GAAP Net and Comprehensive Loss	$(342,978)	$(249,726)
Stock-Based Compensation	73,620	28,932
Gain on Fair Value Change, net	(24,290)	(7,155)
Loss on Extinguishment of Debt	10,018	—

Non-GAAP Net Loss	$(283,630)	$(227,949)

Adjusted EBITDA
GAAP Loss from Operations	$(345,398)	$(230,488)
Stock-Based Compensation	73,620	28,932

Non-GAAP Loss from Operations	(271,778)	(201,556)
Depreciation and Amortization	41,757	24,958

Adjusted EBITDA	$(230,021)	$(176,598)